Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information presents the unaudited pro forma condensed combined balance sheet as of November 1, 2015 and the unaudited pro forma condensed combined statements of operations for the year ended November 1, 2015. The unaudited pro forma condensed combined financial information includes the historical results of Broadcom Limited (“Broadcom” or the “Company”), a limited company incorporated under the laws of the Republic of Singapore, Avago Technologies Limited (“Avago”) and Broadcom Corporation after giving pro forma effect to the transactions described in the following paragraphs and accompanying notes. Broadcom is a limited company that was incorporated under the laws of the Republic of Singapore on March 3, 2015 under the name Pavonia Limited.

On February 1, 2016, (the “Acquisition Date”), pursuant to an Agreement and Plan of Merger, (as amended, the “Merger Agreement”), dated as of May 28, 2015, Broadcom, Avago, Broadcom Corporation, Broadcom Cayman L.P. (“Partnership”), an exempted limited partnership formed under the laws of the Cayman Islands, the general partner of which is Broadcom, and various other parties consummated a scheme of arrangement and certain merger transactions, as a result of which Avago and Broadcom Corporation became indirect subsidiaries of Broadcom. Under the scheme of arrangement under Singapore law (the “Avago Scheme”), all issued ordinary shares of Avago were exchanged on a one-for-one basis for newly issued ordinary shares of Broadcom. Immediately following the consummation of the Avago Scheme, two subsidiaries of Broadcom merged with and into Broadcom Corporation with Broadcom Corporation as the surviving corporation of each such merger (such mergers, the “Broadcom Corporation Merger” and together with the Avago Scheme, the “Transactions”). Following the consummation of the Transactions, Pavonia Limited was renamed Broadcom Limited on February 1, 2016.

Subsequent to the Transactions, Broadcom became the general partner of Partnership and controls all of the business and affairs of Partnership. As a result, Broadcom consolidates the results of Partnership and records a noncontrolling interest in its unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statements of operations with respect to the remaining economic interest in Partnership that Broadcom does not hold.

Under the terms of the Merger Agreement, Avago shareholders received one freely-tradable ordinary share of Broadcom (“Ordinary Shares”) for each Avago Ordinary Share owned. Approximately 278 million Ordinary Shares of Broadcom were issued in exchange for all outstanding Ordinary Shares of Avago based on a one-for-one ratio. Broadcom Corporation shareholders had the ability to elect to receive, with respect to each issued and outstanding share of Broadcom Corporation common stock:

•	$54.50 in cash, or

•	0.4378 Broadcom Ordinary Shares, or

•	0.4378 limited partnership units of Partnership (“Restricted Exchangeable Units”), that are designed to be the economic equivalent of 0.4378 Ordinary Shares of Broadcom, which cannot be transferred, sold, or hedged for a period of one or two years after closing of the Transactions.

Based on the elections made by Broadcom Corporation shareholders, the election to receive cash (“Cash Electing Shares”) was oversubscribed. Therefore, the consideration to be received by cash electing shareholders was prorated in accordance with the Merger Agreement, and the holder of any Cash Electing Shares received approximately $51.4829 in cash and 0.0242 Ordinary Shares of Broadcom for each such Cash Electing Share. Elections by Broadcom Corporation shareholders to receive shares of Broadcom (“Stock Electing Shares”) or Restricted Exchangeable Units of Partnership (“Unit Electing Shares”) in exchange for their shares of Broadcom Corporation common stock were not subject to proration. In aggregate, the total purchase consideration for Broadcom Corporation was $35,704 million, consisting of the following:

•	The issuance of 112 million Broadcom Ordinary Shares valued at $15,437 million

•	The issuance of 23 million Restricted Exchangeable Units valued at $3,140 million

•	$16,934 million in cash was paid for (i) the remaining outstanding stock of Broadcom Corporation, based on proration provisions of the Merger Agreement and (ii) all vested stock options and restricted stock units of Broadcom Corporation

•	The fair value of Broadcom Corporation restricted stock units (“RSUs”) assumed by Broadcom related to pre-combination service valued at $182 million

•	The settlement of a preexisting relationship valued at $11 million

As a result of the Avago Scheme, the historical financial statements of Avago became the historical financial statements of Broadcom. The Broadcom Corporation Merger has been treated as a business combination for accounting purposes. Broadcom determined that the merger would be accounted for as an acquisition by Broadcom of Broadcom Corporation. Broadcom was determined to be the accounting acquirer after taking into account the relative share ownership, the composition of the governing body of the combined entity and the designation of certain senior management positions. The purchase price of the Broadcom Corporation Merger has been allocated to the assets acquired and liabilities assumed based on their estimated fair values at the Acquisition Date.

Broadcom expects to realize significant synergies as a result of the acquisition of Broadcom Corporation. The synergies include certain cost savings, operating efficiencies, financial synergies and other strategic benefits projected by Broadcom management to be achieved as a result of the merger. The accompanying unaudited pro forma condensed combined statement of operations do not include any revenue or cost saving synergies which may be achievable subsequent to the closing of the Transactions or the impact of nonrecurring items directly related to the business combination.

Financing

The cash portion of purchase consideration for the Broadcom Corporation Merger was funded through a combination of (i) the cash on hand of both Avago and Broadcom Corporation and (ii) new debt financing. Avago borrowed $4.40 billion under the Term A Facility, net of a discount of 0.34%, $9.75 billion under the Term B-1 Facility, net of a discount of 1.0%, $1.0 billion under the Term B-1 Euro Loan Facility using the exchange rate in effect on February 1, 2016, net of a discount of 1.0%, and $0.50 billion, at par, under the Term B-2 Facility (“Debt Financing”). Avago incurred underwriting fees of 0.95%, 1.25% and 1% on the commitments for the Term A Facility, the Term B-1 Facilities and the Term B-2 Facility, respectively. The Term B-2 Facility was subject to a discount against the underwriting fee of 0.50% of the aggregate amount of the commitments that were cancelled. The Revolving Facility has underwriting fees of 1% and fee of 0.25% per annum on the undrawn portion of the commitments.

Avago did not draw down on the Revolving Facility to finance a portion of the Transactions. The interest rates for the Debt Financing are discussed in Note 5(g).

Emulex Acquisition

On May 5, 2015, Avago completed the previously announced tender offer to purchase all of the outstanding shares of common stock of Emulex, a publicly traded company and a global leader in network connectivity, monitoring and management. Following the acceptance of, and payment for, the tendered shares, the acquisition was completed, and Emulex became Avago’s wholly-owned subsidiary. The aggregate cash consideration paid to acquire all of the outstanding shares of Emulex was approximately $587 million, which was funded by cash available on Avago’s balance sheet. This acquisition has not been reflected in the unaudited pro forma condensed combined statement of operations for the period from November 3, 2014 to May 4, 2015, as it is not considered significant to the information being presented herein.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF NOVEMBER 1, 2015

(dollars in millions)

	Historical
	Broadcom Limited	Avago Technologies Limited	Broadcom Corporation								Broadcom Limited Pro Forma Combined
	As of November 1, 2015	As of November 1, 2015	As of December 31, 2015	Reclassification Adjustments	Financing Adjustments			Pro Forma Adjustments			As of November 1, 2015
				Note 2
ASSETS
Current assets:
Cash and cash equivalents	$—	$1,822	$4,090	$—	$12,851	4	(a)	$(17,244)	4	(a)	$1,519
Short-term marketable securities	—	—	3,017	—	(3,017)	4	(b)	—			—
Trade accounts receivable, net	—	1,019	759	(53)	—			—			1,725
Inventory	—	524	553	—	—			(553)	4	(c)	2,054
								1,562	4	(c)
								(32)	4	(d)
Assets held-for-sale	—	22	—	—	—			268	4	(d)	290
Other current assets	—	388	138	35	42	4	(e)	(10)	4	(f)	590
								(3)	4	(g)

Total current assets	—	3,775	8,557	(18)	9,876			(16,012)			6,178
Property, plant and equipment, net	—	1,460	891	—	—			(891)	4	(c)	2,231
								855	4	(c)
								(84)	4	(d)
Goodwill	—	1,674	3,700	—	—			(3,700)	4	(c)	21,054
								19,380	4	(c)
Intangible assets, net	—	3,277	395	18	—			(395)	4	(c)	17,634
								14,502	4	(c)
								(152)	4	(d)
								(11)	4	(h)
Other long-term assets	—	406	150	—	66	4	(e)	(16)	4	(i)	598
					(11)	4	(f)	3	4	(j)

Total assets	$—	$10,592	$13,693	$—	$9,931			$13,479			$47,695

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$—	$617	$547	$—	$—			$—			$1,164
Employee compensation and benefits	—	250	306	—	—			24	4	(k)	580
Deferred revenue and income	—	—	36	(36)	—			—			—
Other current liabilities	—	206	529	36	(20)	4	(f)	(6)	4	(d)	937
					(6)	4	(o)	(21)	4	(l)
								248	4	(m)
								(11)	4	(n)
								(21)	4	(p)
								3	4	(q)
Current portion of long-term debt	—	46	1,594	(139)	813	4	(r)	20	4	(s)	813
					(46)	4	(r)

	Historical
	Broadcom Limited	Avago Technologies Limited	Broadcom Corporation								Broadcom Limited Pro Forma Combined
	As of November 1, 2015	As of November 1, 2015	As of December 31, 2015	Reclassification Adjustments	Financing Adjustments			Pro Forma Adjustments			As of November 1, 2015
				Note 2
					(1,475)	4	(o)
Liabilities related to assets held-for-sale	—	—	—	—	—			6	4	(d)	6

Total current liabilities	—	1,119	3,012	(139)	(734)			242			3,500
Long-term liabilities:
Long-term debt	—	3,903	—	139	14,715	4	(r)	2	4	(s)	14,856
					(3,903)	4	(r)
Pension and post-retirement benefit obligations	—	475	—	—	—			—			475
Deferred tax liabilities	—	—	454	(454)	—			—			—
Other long-term liabilities	—	381	195	454	—			10	4	(c)	5,733
								224	4	(m)
								(24)	4	(n)
								(54)	4	(p)
								4,547	4	(t)

Total liabilities	—	5,878	3,661	—	10,078			4,947			24,564
Commitments and contingencies
Shareholders’ equity:
Ordinary shares, no par value	—	2,547	—	—	—			19	4	(u)	18,185
								15,619	4	(v)
Additional paid-in capital	—	—	12,611	—	—			(12,611)	4	(w)	—
Retained earnings (Accumulated deficit)	—	2,240	(2,477)	—	(147)	4	(x)	(214)	4	(y)	1,879
								2,477	4	(y)
Accumulated other comprehensive loss	—	(73)	(102)	—	—			102	4	(w)	(73)

Ordinary shareholders’ equity	—	4,714	10,032	—	(147)			5,392			19,991
Noncontrolling interest	—	—	—	—	—			3,140	4	(z)	3,140

Total shareholders’ equity	—	4,714	10,032	—	(147)			8,532			23,131

Total liabilities and shareholders’ equity	$—	$10,592	$13,693	$—	$9,931			$13,479			$47,695

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE FISCAL YEAR ENDED NOVEMBER 1, 2015

(dollars and weighted average shares outstanding in millions, except per share amounts)

	Historical
	Broadcom Limited	Avago Technologies Limited	Broadcom Corporation						Broadcom Limited Pro Forma Combined
	From March 3, 2015 (date of incorporation) to November 1, 2015	Fiscal Year Ended November 1, 2015	Year Ended December 31, 2015	Reclassification Adjustments	Financing Adjustments	Pro Forma Adjustments			Fiscal Year Ended November 1, 2015
				Note 2
Net revenue	$—	$6,824	$8,394	$—	$—	$(10)	5	(a)	$14,913
						(295)	5	(b)
Cost of products sold:
Cost of products sold	—	2,780	3,861	(129)	—	(139)	5	(b)	6,368
						(8)	5	(c)
						3	5	(d)
Amortization of intangible assets	—	484	—	129	—	1,642	5	(e)	2,255
Restructuring charges	—	7	—	—	—	—			7

Total cost of products sold	—	3,271	3,861	—	—	1,498			8,630

Gross margin	—	3,553	4,533	—	—	(1,803)			6,283
Research and development	—	1,049	2,153	—	—	(252)	5	(b)	2,943
						(42)	5	(c)
						35	5	(d)
Selling, general and administrative	—	486	706	40	—	(30)	5	(b)	1,136
						(23)	5	(c)
						16	5	(d)
						(59)	5	(f)

	Historical
	Broadcom Limited	Avago Technologies Limited	Broadcom Corporation								Broadcom Limited Pro Forma Combined
	From March 3, 2015 (date of incorporation) to November 1, 2015	Fiscal Year Ended November 1, 2015	Year Ended December 31, 2015	Reclassification Adjustments	Financing Adjustments			Pro Forma Adjustments			Fiscal Year Ended November 1, 2015
				Note 2
Amortization of intangible assets	—	249	5	—	—			917	5	(e)	1,171
Impairments of long-lived assets	—	—	143	—	—			—			143
Restructuring charges	—	137	16	—	—			—			153
Settlement costs (gains)	—	—	10	(10)	—			—			—
Other charges (gains), net	—	—	36	(30)	—			—			6

Total operating expenses	—	1,921	3,069	—	—			562			5,552

Income (loss) from operations	—	1,632	1,464	—	—			(2,365)			731
Interest expense	—	(191)	(12)	—	(444)	5	(g)	45	5	(g)	(639)
					(37)	5	(h)
Other income (expense), net	—	26	(7)	—	—			—			19

Income (loss) from continuing operations before income taxes	—	1,467	1,445	—	(481)			(2,320)			111
Provision for (benefit from) income taxes	—	76	467	—	(168)	5	(i)	(812)	5	(i)	(437)

Income (loss) from continuing operations	—	1,391	978	—	(313)			(1,508)			548
Income (loss) from continuing operations attributable to noncontrolling interests	—	—	—	—	—			31	5	(j)	31

Income (loss) from continuing operations attributable to Broadcom Limited	$—	$1,391	$978	$—	$(313)			$(1,539)			$517

Per share information:
Income (loss) from continuing operations - basic		$5.27	$1.62								$1.38
Income (loss) from continuing operations - diluted		$4.95	$1.58								$1.30

Weighted average shares outstanding:
Basic		264	605								376	5	(k)
Diluted		281	618								422	5	(k)

1.	Basis of Presentation

The unaudited pro forma condensed combined financial information presents the pro forma effects of the Transactions. The historical financial information of Broadcom, Avago and Broadcom Corporation is presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The unaudited pro forma condensed combined balance sheet as of November 1, 2015 was prepared using the historical audited consolidated balance sheets of Avago and Broadcom Corporation as of November 1, 2015 and December 31, 2015, respectively, and presents the combined financial position of Avago and Broadcom Corporation as if the Transactions occurred on November 1, 2015. Additionally, the historical audited consolidated balance sheet of Broadcom as of November 1, 2015 has been included to reflect the capital structure as a result of the Transactions as if they had occurred on November 1, 2015.

Avago’s historical financial information as of and for the year ended November 1, 2015 is derived from Avago’s Annual Report on Form 10-K filed with the SEC on December 17, 2015. The historical financial information for Broadcom Corporation as of and for the twelve month period ended December 31, 2015 is derived from Broadcom Corporation’s financial statements included in Broadcom’s Notification that a class of securities of successor issuer is deemed to be registered pursuant to section 12(b) on Form 8-K12B filed with the SEC on February 2, 2016.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with the business combination accounting guidance as provided in Accounting Standards Codification 805, Business Combinations, with Broadcom treated as the accounting acquirer. The unaudited pro forma condensed combined financial information will differ from the final purchase accounting for a number of reasons, including the fact that the estimates of fair values of assets and liabilities acquired are preliminary and subject to change when the formal valuation and other studies are finalized. The differences that will occur between the preliminary estimates and the final purchase accounting could have a material impact on the accompanying unaudited pro forma condensed combined financial information.

The historical financial information has been adjusted to give effect to matters that are (i) directly attributable to the Transactions, (ii) factually supportable and (iii) with respect to the statements of operations, expected to have a continuing impact on the operating results of the combined company. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the Transactions and certain other adjustments. The final determination of the purchase price allocation will be based on the fair values of assets acquired and liabilities assumed as of the February 1, 2016, and could result in a material change to the unaudited pro forma condensed combined financial information, including goodwill.

This unaudited pro forma condensed combined financial information should be read in conjunction with:

•	the separate historical audited consolidated financial statements of Avago as of and for the year ended November 1, 2015, included in Avago’s Annual Report on Form 10-K filed with the SEC on December 17, 2015;

•	the separate historical audited consolidated financial statements of Broadcom Corporation as of and for the year ended December 31, 2015, included in Broadcom’s Notification that a class of securities of successor issuer is deemed to be registered pursuant to section 12(b) on Form 8-K12B filed with the SEC on February 2, 2016; and

•	the description of Broadcom’s ordinary shares contained in the Form 8-K12B filed with the SEC on February 2, 2016 and the Registration Statement on Form S-4 (File No. 333-205938) filed by Broadcom and Partnership and declared effective on September 25, 2015, including any subsequent amendment or any report filed for the purpose of updating such description.

2.	Significant Accounting Policies

The accounting policies used in the preparation of this unaudited pro forma condensed combined financial information are those set out in Avago’s audited financial statements as of November 1, 2015. Management has determined that no significant adjustments are necessary to conform Broadcom Corporation’s financial statements to the accounting policies used by Avago in the preparation of the unaudited pro forma condensed combined financial information. Certain reclassifications have been reflected in the pro forma adjustments to conform Broadcom Corporation’s presentation to Avago’s in the unaudited pro forma condensed combined balance sheet and statement of operations. Certain historical financial information of Broadcom Corporation has been reclassified to conform to the presentation of historical financial information of Avago. These reclassifications have no effect on previous reported total assets, total liabilities, and shareholders’ equity, or income from continuing operations of Avago or Broadcom Corporation. However, the pro forma financial statements may not reflect all the adjustments necessary to conform the accounting policies of Broadcom Corporation to those of Avago as the Company is still in the process of conforming the accounting policies of Broadcom Corporation to those of Avago as of the date of this Current Report on 8-K/A.

3.	Calculation of Purchase Consideration and Preliminary Purchase Price Allocation of the Transactions

The fair value of consideration transferred on the Acquisition Date includes the value of the cash consideration, the fair value of the Broadcom Ordinary Shares and Restricted Exchangeable Units issued as part of the Transactions, the fair value of RSUs assumed for pre-combination service and settlement of preexisting relationships. The purchase consideration is as follows:

(dollars in millions)
Cash for outstanding Broadcom Corporation common stock (1)	$16,797
Fair value of Broadcom Ordinary Shares issued for outstanding Broadcom Corporation’s common stock (2)	15,437
Fair value of Restricted Exchangeable Units issued for outstanding Broadcom Corporation’s common stock (2)	3,140
Cash for Broadcom Corporation equity awards (3)	137
Fair value of RSUs assumed for pre-combination service (4)	182
Effective settlement of preexisting relationships (5)	11

Total estimated purchase consideration	$35,704

Total cash consideration	$16,934
Total equity consideration	18,759
Total other consideration	11

Total estimated purchase consideration	$35,704

(1)	Represents the total cash consideration based on $51.4829 per share paid to Cash Electing Broadcom Corporation shareholders due to proration.
(2)	Represents the fair value of 104 million Ordinary Shares issued to Stock Electing Broadcom Corporation shareholders, 8 million Ordinary Shares issued to Cash Electing Broadcom Corporation shareholders and 23 million Restricted Exchangeable Units issued to Unit Electing Broadcom Corporation shareholders as outlined in the Merger Agreement. Stock Electing and Unit Electing Broadcom Corporation common shares were exchanged for 0.4378 Broadcom Ordinary Shares or Restricted Exchangeable Units, with 238 million Broadcom Corporation common shares converted to Broadcom Ordinary Shares and 52 million Broadcom Corporation common shares exchanged for Restricted Exchangeable Units of Partnership based on shareholder elections. Cash Electing Broadcom Corporation common shares were exchanged for 0.0242 Broadcom Ordinary Shares, with 326 million Broadcom Corporation common shares converted to Broadcom Ordinary Shares.

(3)	Represents the cash consideration for the settlement of approximately 5 million vested Broadcom Corporation stock options and approximately 1 million restricted stock units which vested at the time of the close of the merger. Each outstanding and vested Broadcom Corporation stock option was cancelled and the holder thereof received an amount in cash equal to the positive difference, if any, calculated by subtracting the aggregate exercise price of such option from the product of the number of vested shares subject to such option immediately prior to the effective time of the Transactions multiplied by the Equity Award Consideration (defined herein). The Equity Award Consideration was $54.5176 (i.e., the sum of (i) $27.25 and (ii) the product obtained by multiplying (A) 0.2189 and (B) $124.5664 (the Avago Measurement Price, defined herein based on the Acquisition Date of February 1, 2016). The Avago Measurement Price was the volume weighted average trading price of Avago Ordinary Shares on NASDAQ calculated to four decimal places for the five consecutive trading days ending on the third complete trading day prior to (and excluding) the date of the closing of the Transactions, which was determined to be the volume weighted average trading price from January 21, 2016 through January 27, 2016.
(4)	Represents the fair value of Broadcom’s RSUs for pre-combination services. ASC 805 requires that the fair value of replacement awards attributable to pre-combination service be included in the consideration transferred.
(5)	Prior to the Acquisition Date, Avago had a preexisting relationship with Broadcom Corporation related to a license agreement that was effectively settled as a result of the Transactions.

Preliminary Purchase Price Allocation

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of Broadcom Corporation are recorded at the acquisition date fair values and added to those of Broadcom. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the Transactions. The allocation is dependent upon certain valuation and other studies that have not yet been finalized. Accordingly, the pro forma purchase price allocation is subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed.

The following table sets forth a preliminary allocation of the purchase consideration to the identifiable tangible and intangible assets acquired and liabilities assumed of Broadcom Corporation based on Broadcom Corporation’s December 31, 2015 balance sheet, with the excess recorded as goodwill:

(dollars in millions)
Cash and cash equivalents	$7,024
Trade accounts receivable	706
Inventory	1,530
Assets held-for-sale (including Intangible assets of $152 million)	268
Other current assets	160
Property, plant and equipment	771
Intangible assets (net of Intangible assets classified under Assets held-for-sale)	14,368
Other long-term assets	137

Total assets	24,964
Accounts payable	(547)
Employee compensation and benefits	(306)
Other current liabilities	(778)
Current portion of long-term debt	(1,475)
Liabilities related to assets held-for-sale	(6)
Long-term debt	(141)
Other long-term liabilities	(5,387)

Total liabilities	(8,640)

Net assets acquired (a)	16,324

Estimated purchase consideration (b)	35,704

Estimated goodwill (b) - (a)	$19,380

Preliminary identifiable intangible assets in the pro forma financial information consist of the following:

Intangible Assets	Approximate Fair Value (dollars in millions)	Estimated Useful Life
Developed technology	$7,925	2 - 6 years
In-process research and development	2,880	N/A
Customer contracts and related relationships	2,790	8 years
Order backlog	582	1 year
Trade names, trademarks, and domain names	325	15 years
Intellectual property licenses	18	1 - 2 years

Total	$14,520

In-process research and development has been accounted for as an indefinite-lived intangible asset until the underlying projects are completed or abandoned.

The amortization related to these amortizable identifiable intangible assets is reflected as a pro forma adjustment in the unaudited pro forma condensed combined statements of operations based on the estimated useful lives above and as further described in Note 5(e). The identifiable intangible assets and related amortization are preliminary and are based on management’s estimates after consideration of similar transactions. As discussed above, the amount that will ultimately be allocated to identifiable intangible assets and liabilities, and the related amount of amortization, may differ materially from this preliminary allocation. In addition, the periods the amortization impacts will ultimately be based upon the periods in which the associated economic benefits or detriments are expected to be derived or, where appropriate, based on the use of a straight-line method. Therefore, the amount of amortization following the transaction may differ significantly between periods based upon the final value assigned and amortization methodology used for each identifiable intangible asset.

The deferred tax liabilities included in other long-term liabilities above represents the deferred tax impact associated with the incremental differences in book and tax basis created from the preliminary purchase price allocation. Deferred taxes were established based on a statutory tax rate of 35%, based on jurisdictions where income is generated. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-acquisition activities, including repatriation decisions, cash needs and the geographical mix of income. This determination is preliminary and subject to change based upon the final determination of the fair value of the identifiable intangible assets and liabilities.

Any differences between the fair value of the consideration issued and the fair value of the assets acquired and liabilities assumed are recorded as goodwill. The goodwill is primarily attributable to the assembled workforce of Broadcom Corporation and synergies and economies of scale expected from combining the operations of Avago and Broadcom Corporation. Goodwill is not amortized to earnings, but instead is reviewed for impairment at least annually, absent any indicators of impairment. Goodwill recognized in the Transactions is not expected to be deductible for tax purposes.

The final determination of the purchase price allocation of the Transactions will be based on Broadcom Corporation’s net assets acquired as of the Acquisition Date. The purchase price allocation may change materially based on the receipt of more detailed information and as working capital balances change between December 31, 2015 and February 1, 2016. Therefore, the actual allocations may differ from the pro forma adjustments presented.

4.	Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

(a)	Represents the use of the combined company cash balance, after reflecting the Debt Financing and sale of marketable securities, to fund a portion of the purchase consideration, as described in Note 3. Additionally, Avago transaction costs and debt issuance costs, Broadcom Corporation transaction costs and Avago and Broadcom Corporation debt instruments anticipated to be repaid concurrent with the closing of the Transactions, are included in the net cash outflow as follows:

(dollars in millions)
Repayment of Avago’s existing long-term debt	$(3,949)
Payment of Avago’s accrued interest	(20)
Cash proceeds from Debt Financing	15,505
Debt issuance costs paid	(216)
Cash proceeds from sale of marketable securities	3,017
Repayment of Broadcom Corporation debt, interest and fees	(1,486)

Net cash inflow related to financing	$12,851

Cash consideration paid for Broadcom Corporation common stock, options and RSUs	$(16,934)
Cash paid for accelerated vesting of Broadcom Corporation RSUs	(146)
Broadcom Corporation transaction costs paid	(83)
Avago transaction costs paid	(81)

Net cash outflow related to the Broadcom Corporation Merger	$(17,244)

(b)	Reflects the sale of Broadcom Corporation’s $3,017 million in marketable securities to fund a portion of the Transactions.

(c)	Reflects the acquisition method of accounting based on the estimated fair value of the assets and liabilities of Broadcom Corporation and the fair value of intangible assets acquired as discussed in Note 3 above.

(dollars in millions)
Inventories - Elimination of historical	$(553)
Inventories - Fair value	1,562
Property, plant and equipment - Elimination of historical	(891)
Property, plant and equipment - Fair value	855
Goodwill - Elimination of historical	(3,700)
Goodwill - Fair value	19,380
Intangible assets - Elimination of historical	(395)
Intangible assets - Fair value	14,502
Unfavorable lease contracts, included in Other long-term liabilities - Fair value	10

After the acquisition, the step-up in inventory fair value of $1,009 million will increase cost of products sold as the inventory is sold. This increase is not reflected in the pro forma condensed combined statements of operations because it does not have a continuing impact.

(d)	Reflects assets and liabilities expected to be reclassified to assets and liabilities held-for-sale. The Company expects to complete the sale of these businesses within one year.

(e)	Reflects the recognition of capitalized debt issuance costs of $108 million incurred to fund the Transactions, with $42 million classified in other current assets and $66 million classified in other long-term assets.

(f)	Reflects the elimination of debt issuance costs on Broadcom Corporation’s historical balance sheet as a purchase accounting adjustment. Additionally, this adjustment reflects the elimination of debt issuance costs and accrued interest expense on Avago’s historical balance sheet as a result of repayment of Avago’s existing long-term debt.

(dollars in millions)
Broadcom Corporation debt issuance costs - other current assets	$(10)
Avago debt issuance costs - other long-term assets	(11)
Avago accrued interest expense - other current liabilities	(20)

(g)	Reflects the elimination of $3 million of prepaid expenses related to the termination of Broadcom Corporation’s existing directors’ and officers’ insurance policy.

(h)	Reflects the elimination of the carrying value of a license recorded by Avago as effective settlement of the preexisting relationship between Emulex, a subsidiary of Avago, and Broadcom Corporation, as a result of the Transactions.

(i)	Reflects the fair value adjustment of $16 million to decrease the book value of Broadcom Corporation’s cost method investments to fair value.

(j)	Reflects the fair value adjustment of $3 million to increase the book value of Broadcom Corporation’s prepaid property taxes to fair value.

(k)	Represents adjustment to record a severance accrual to be paid within 60 days of the Acquisition Date, consisting of severance, enhanced severance, bonus, and COBRA that will be paid to certain Broadcom Corporation employees for agreements entered into in connection with the Transactions.

(l)	Reflects the payment of $5 million and $16 million of transaction costs included in other current liabilities for Avago and Broadcom Corporation, respectively.

(m)	Adjustments reflect current and long-term taxes payable primarily related to the repatriation of Broadcom Corporation foreign earnings.

(dollars in millions)
Current estimated taxes payable	$248

Long-term estimated taxes payable	224

Total taxes payable	$472

(n)	Reflects the elimination of Broadcom Corporation’s deferred rent liabilities of $35 million ($11 million in other current liabilities and $24 million in other long-term liabilities) as a purchase accounting adjustment.

(o)	Reflects the repayment of Broadcom Corporation long-term debt as a result of the tender offer by Broadcom Corporation to repurchase its senior notes in connection with the Transactions. Based on the results of the tender offer, approximately $1.5 billion of the outstanding aggregate principal amount of $1.6 billion was tendered.

(dollars in millions)
Payment of accrued interest in connection with repayment of Broadcom Corporation debt	$(6)

Prepayment premium in connection with repyament of Broadcom Corporation debt	$(15)

Repayment of tendered portion of Broadcom Corporation debt at par value	(1,460)

Total	$(1,475)

(p)	Adjustment to reflect Broadcom Corporation’s deferred revenue at fair value. The fair value was determined based on the estimated costs to fulfill the remaining performance obligations plus a normal profit margin.

(dollars in millions)
Deferred revenue adjustment - other current liabilities	$(21)
Deferred revenue adjustment - other non-current liabilities	(54)

$(75)

(q)	Reflects the fair value adjustment of $3 million to increase the book value of Broadcom Corporation’s customer deposits to fair value.

(r)	Reflects adjustments to current portion of long-term debt and long-term debt for borrowings to fund the Transactions, net of original issue discounts. In addition, these adjustments represent the repayment of Avago’s existing long-term debt, which will result in a loss on extinguishment of $11 million. The adjustments to current and long-term debt are summarized as follows:

(dollars in millions)
Term Loan A	$4,400
Term Loan B-1	10,728
Term Loan B-2	500
Discount: Term Loan A	(10)
Discount: Term Loan B-1	(90)

Total Debt Financing	$15,528

Current portion of Debt Financing	813
Long-term portion of Debt Financing	14,715

Repayment of Avago’s existing current portion of long-term debt	(46)
Repayment of Avago’s existing long-term debt	(3,903)

(s)	Reflects adjustments to current portion of long-term debt and long-term debt for elimination of Broadcom Corporation’s original issue discount and the increase in fair value in purchase accounting.

(dollars in millions)
Write off of original issue discount on current portion of long-term Broadcom Corporation debt	$5
Fair value adjustment for assumed current portion of long-term Broadcom Corporation debt	15

Total	$20

Write off of discount on Broadcom Corporation’s long-term debt	$1
Fair value adjustment for assumed Broadcom Corporation long-term debt	1

Total	$2

(t)	Represents the deferred tax impact associated with the incremental differences in book and tax basis created from the preliminary purchase price allocation, primarily resulting from the acquisition date value of intangibles. Deferred taxes were established based on a statutory tax rate of 35%, based on jurisdictions where income has historically been generated. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-acquisition activities, including repatriation decisions, cash needs and the geographical mix of income.

(u)	Represents adjustment to record the post-combination compensation expense related to the Company’s decision to accelerate vesting of RSUs for certain Broadcom Corporation employees who were terminated subsequent to the consummation of the Transactions.

(v)	To reflect the issuance of 112 million of Broadcom Ordinary Shares to former Broadcom Corporation shareholders in connection with the Transactions, as described in Note 3, and $182 million for the fair value of RSUs assumed related to pre-combination service. The remaining portion of the fair value of RSUs of $614 million will be included in post-combination stock-based compensation expense as the Broadcom Corporation employees continue to provide service over the remaining vesting period.

(w)	Reflects the elimination of Broadcom Corporation’s historical additional paid-in capital and accumulated other comprehensive loss.

(dollars in millions)
Elimination of historical Broadcom Corporation additional paid-in capital	$(12,611)
Elimination of historical Broadcom Corporation accumulated other comprehensive loss	102

(x)	Reflects adjustments to Avago’s retained earnings to record write-off of debt issuance costs and interest and fees in connection with the repayment of Broadcom Corporation debt. The adjustment for Avago debt issuance costs and discounts consists of a loss on extinguishment of $23 million related to continuing lenders for new Debt Financing, loss on extinguishment of $11 million related to the repayment of Avago’s existing long-term debt and nonrecurring interest expense of $108 million related to continuing lenders for new Debt Financing. The adjustment for Avago debt issuance costs and discounts and additional interest and fees are not reflected in the unaudited pro forma condensed combined statements of operations because they are nonrecurring items that are directly related to the Transactions.

(dollars in millions)
Adjustment for Avago debt issuance costs and discounts	$(142)
Adjustment for interest and fees in connection with repayment of Broadcom Corporation debt	(5)

Total adjustment to Avago retained earnings	$(147)

(y)	Reflects adjustment to Avago’s retained earnings to record Avago transaction costs and severance costs. The transactions costs primarily consist of commitment fees, investment banking fees and legal and accounting services. These costs are not reflected in the unaudited pro forma condensed combined statement of operations because they are nonrecurring items that are directly related to the Transactions.

(dollars in millions)
Adjustment for Avago transaction costs	$(76)
Adjustment for severance costs, net of tax benefits	(138)

Total adjustment to Avago retained earnings	$(214)

Also reflects the elimination of Broadcom Corporation’s historical accumulated deficit after recording the transaction costs incurred by Broadcom Corporation. Transaction costs are not reflected in the unaudited pro forma condensed combined statements of operations because they are nonrecurring items that are directly related to the Transactions. The adjustment to Broadcom Corporation’s accumulated deficit is as follows:

(dollars in millions)
Adjustment for Broadcom Corporation transaction costs	$(70)
Elimination of Broadcom Corporation accumulated deficit after adjustments	2,547

Total adjustment to Broadcom Corporation accumulated deficit	$2,477

(z)	Reflects the issuance of 23 million Partnership Restricted Exchangeable Units, which have economic and voting interests substantially equivalent to Broadcom Ordinary Shares, in exchange for 52 million shares of Broadcom Corporation common stock. Noncontrolling interests represent equity interests in consolidated subsidiaries that are not attributable to Broadcom. As of November 1, 2015, the holders of Partnership Restricted Exchangeable Units held an economic interest of approximately 6% in Partnership common equity through Partnership Restricted Exchangeable Units.

5.	Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

(a)	Represents an adjustment to decrease revenues as a result of the decrease in the carrying value of assumed deferred revenue. As a result of the Transactions, the decrease in carrying value will have a continuing impact and will reduce revenue related to the assumed performance obligations over the life of the respective contracts. The pro forma adjustment reflects the difference between the prepayments related to deferred revenue and the fair value of the assumed performance obligations as they are satisfied, assuming the Transactions were consummated on November 3, 2014.

(b)	Represents an adjustment to eliminate the operating results of certain businesses, which the Company expects to sell within one year.

(c)	Represents an adjustment to record elimination of historical depreciation expense and recognition of new depreciation expense based on the fair value of property, plant and equipment. The depreciation of property, plant and equipment is based on the estimated remaining useful lives of the assets, and is calculated on a straight-line basis. Depreciation expense is allocated among costs of products sold (“CoPS”), research and development (“R&D”) and selling, general and administrative expenses (“SG&A”) based upon the nature of activities associated with the property, plant and equipment acquired.

	Pro Forma Twelve Months Ended November 1, 2015
	CoPS	R&D	SG&A
	(dollars in millions)
Reversal of Broadcom Corporation’s historical depreciation expense	$(19)	$(95)	$(51)
Depreciation of acquired property, plant & equipment	11	53	28

Total reduction in depreciation expense	$(8)	$(42)	$(23)

(d)	Reflects the net adjustment to stock-based compensation expense for the post-combination portion of Broadcom Corporation’s RSUs converted into Broadcom RSUs. The new stock-based compensation expense is amortized on a straight-line basis over the remaining vesting periods. The following table reflects the elimination of Broadcom Corporation’s historical stock-based compensation expense and the fair value of Broadcom’s replacement RSUs to be recognized over the period for which the post-combination service of Broadcom Corporation’s employees is required.

	Pro Forma Twelve Months Ended November 1, 2015
	CoPS	R&D	SG&A
	(dollars in millions)
Reversal of Broadcom Corporation’s historical stock-based compensation expense	$(15)	$(195)	$(87)
Post-combination stock-based compensation expense	18	230	103

Total incremental stock-based compensation expense	$3	$35	$16

(e)	Represents an adjustment to record amortization expense related to identifiable intangible assets calculated on a straight-line basis. The amortization of intangible assets is based on the periods over which the economic benefits of the intangible assets are expected to be realized.

The adjustment for the amortization of the identifiable intangible assets is as follows:

	Pro Forma Twelve Months Ended November 1, 2015
	CoPS	SG&A
	(dollars in millions)

Reversal of Broadcom Corporation’s historical intangible assets amortization	$(129)	$(5)
Amortization of purchased identifiable intangible assets	1,771	927
Amortization of favorable and unfavorable lease intangibles	—	(5)

Total incremental intangible asset amortization expense	$1,642	$917

(f)	To reverse $19 million of Avago’s incurred transaction costs, which were recorded in selling, general and administrative expenses for the year ended November 1, 2015, and $40 million of Broadcom Corporation’s incurred transaction costs, which were recorded in selling, general and administrative expenses for the twelve months ended December 31, 2015.

(g)	To reverse interest expense and amortization of debt issuance costs associated with credit facilities repaid from the proceeds of the Debt Financing and to record incremental interest expense and amortization of debt issuance costs and original issuance discount associated with the Debt Financing.

Pro Forma Twelve Months Ended November 1, 2015
(dollars in millions)
Reversal of Avago’s historical interest expense and amortization of debt issuance costs	$173
Interest expense on Debt Financing	(617)

Total incremental Avago interest expense	$(444)

Reversal of Broadcom Corporation’s historical interest expense and amortization of debt issuance costs	$49
Interest expense on assumed Broadcom Corporation debt	(4)

Total reduction in Broadcom Corporation interest expense	$45

A sensitivity analysis on interest expense for the year ended November 1, 2015 has been performed to assess the effect of a change of 12.5 basis points of the hypothetical interest rate would have on the Debt Financing. Stated interest rates related to the Debt Financing are as follows:

Stated Interest Rate:
Term Loan A	Adjusted LIBOR +1.75%
Term Loan B-1	Adjusted LIBOR +3.50%
Term Loan B-2	Adjusted LIBOR +1.75%
Revolving Credit Facility	Adjusted LIBOR +1.75%

The following table shows the change in interest expense for the debt financing:

Change in interest expense assuming	Pro Forma Twelve Months Ended November 1, 2015
(dollars in millions)
Increase of 0.125%	$15
Decrease of 0.125%	(15)

(h)	To reverse the interest income related to marketable securities sold to fund a portion of the Transactions, as described in Note 4(b):

Pro Forma Twelve Months Ended November 1, 2015
(dollars in millions)
Reversal of Broadcom Corporation’s historical interest income	$(37)

(i)	A 35% tax rate has been provided for the pro forma adjustments. The effective tax rate of the combined company could be significantly different depending on post-acquisition activities, including repatriation decisions, cash needs and the geographical mix of income.

(j)	Income from continuing operations attributable to noncontrolling interests is comprised of the $31 million income attributable to noncontrolling interests in Partnership. Net income attributable to the noncontrolling interest in Partnership is calculated as income from continuing operations multiplied by the ratio of Partnership Restricted Exchangeable Units to total units outstanding. Income from continuing operations of $31 million attributable to noncontrolling interests in Partnership is calculated as follows:

(dollars in millions)
Pro forma income from continuing operations	$548

Partnership units issued to Broadcom for Avago Scheme	278
Partnership units issued to Broadcom for Broadcom Corporation Merger	112
Partnership Restricted Exchangeable Units issued directly to former Broadcom Corporation shareholders	23

413

Ratio of Partnership Restricted Exchangeable Units to total units - Noncontrolling Interest	6%

Income from continuing operations attributable to noncontrolling interests	$31

(k)	Represents the income from continuing operations per share calculated using the historical weighted average Avago Ordinary Shares which were converted into Broadcom Ordinary Shares on a one-for-one basis and the issuance of additional Broadcom Ordinary Shares in connection with the Transactions, as described in Note 1, assuming the shares were outstanding for the year ended November 1, 2015.

Pro Forma Basic Weighted Average Shares	Pro Forma Twelve Months Ended November 1, 2015
(in millions)
Historical weighted average shares outstanding	264
Issuance of shares to Broadcom Corporation common stock shareholders	112

Pro forma weighted average shares (basic)	376

Pro Forma Diluted Weighted Average Shares	Pro Forma Twelve Months Ended November 1, 2015
(in millions)
Numerator:
Income from continuing operations attributable to Broadcom	$517
Adjustment to remove Partnership noncontrolling interest	31

Income (loss) from continuing operations	$548

Denominator:
Historical weighted average shares outstanding	281
Issuance of shares to Broadcom Corporation common stock shareholders	112
Issuance of Partnership Restricted Exchangeable Units to Broadcom Corporation common stock shareholders	23
Issuance of Broadcom replacement award to Broadcom Corporation equity award holders	6

Pro forma weighted average shares (diluted)	422